EXHIBIT A

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 11-K for the Delfin Systems 401(k) Plan into the Titan Corporation's previously filed Registration Statement File No. 333-90133 for the Plan.

                                               ARTHUR ANDERSEN LLC

San Diego, California
June 27, 2000